Exhibit 32

Certification of Periodic Financial Report

Harold G. Giomi and Jack B. Buchold hereby certify as follows:

1.               They are the Chief Executive Officer and Chief Financial Officer, respectively, of The Bank Holdings.

2.               The Form 10-QSB of The Bank Holdings for the Quarter Ended March 31, 2005 complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of The Bank Holdings.

Date: May 13, 2005	/s/ Hal Giomi
THE BANK HOLDINGS
Harold G. Giomi
Chairman & Chief Executive Officer

Date: May 13, 2005	/s/ Jack B. Buchold
THE BANK HOLDINGS
Jack B. Buchold
Chief Financial Officer